EXHIBIT 99.1

Tri City Bankshares Corporation
Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                                                           Three Months Ended

                                                          03/31/04     03/31/03
               Interest Income                          $8,073,790   $8,573,270
              Interest Expense                           1,186,910    1,388,688
                                                        ----------   ----------
           Net Interest Income                           6,886,880    7,184,582
                  Other Income                           1,574,722    1,973,296
Less: Other Operating Expenses                           5,859,866    5,824,613
                                                        ----------   ----------
    Income Before Income Taxes                           2,601,736    3,333,265
    Provision for Income Taxes                             700,000      973,000
                                                        ----------   ----------
                    Net Income                          $1,901,736   $2,360,265
   Net Income Per Common Share                          $     0.23   $     0.29

BALANCE SHEET (unaudited) March 31, 2004 and 2003

Asset                            2004             2003       Liabilities & Equity               2004            2003
Cash and Due                $ 25,434,880     $ 29,036,767    Non Interest Bearing          $152,497,931    $146,551,036
Investment Securities        156,264,166      162,438,888    Interest Bearing               393,461,280     384,054,970
                                                                                           -------------   -------------
Federal Funds Sold                    --       12,272,265    Total Deposits                 545,959,211     530,606,006
Total Loans                  429,265,534      390,642,948    Short Term Debt                  6,524,152       1,680,363
Reserve for Losses            (5,345,278)      (5,148,155)   Other Liabilities                1,879,449       2,497,113
                            -------------    -------------                                 -------------   -------------
Net Loans                    423,920,256      385,494,793    Total Liabilities              554,362,812     534,783,482
Bank Premises & Equipment     21,580,731       22,002,315    Common Stock                     8,283,730       8,105,128
Cash surrender value
  of life                     10,090,484                0    Additional Paid-In Capital      15,117,797      11,924,824
Other Assets                   4,986,100        5,171,056    Retained Earnings               64,512,278      61,602,650
                            -------------    -------------                                 -------------   -------------
                                                             Total Stockholders' Equity      87,913,805      81,632,602
                                                                                           -------------   -------------
Total Assets                $642,276,617     $616,416,084    Total Liabilities & Equity    $642,276,617    $616,416,084
                            =============    =============                                 =============   =============

Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.


      January 2004        $19.40          January 2003        $17.00
      October 2003         19.20          October 2002         16.30
      July 2003            19.20          July 2002            15.70
      April 2003           17.50          April 2002           15.12